AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2000 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                              VERILINK CORPORATION
             (Exact name of registrant as specified in its charter)

                             ----------------------

            DELAWARE                               94-2857548
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                  Identification Number)

                             ----------------------

           127 JETPLEX CIRCLE
            MADISON, ALABAMA                                    35758
(Address of Principal Executive Offices)                        (Zip Code)

                             ----------------------

                              VERILINK CORPORATION
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             ----------------------

                               GRAHAM G. PATTISON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               127 JETPLEX CIRCLE
                             MADISON, ALABAMA 35805
                                 (256) 772-3770
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                          Copies of Communications To:
                              JOHN H. COOPER, ESQ.
                             SIROTE & PERMUTT, P.C.
                           2311 HIGHLAND AVENUE SOUTH
                            BIRMINGHAM, ALABAMA 35205
                               TEL: (205) 930-5108
                               FAX: (205) 930-5101

                         CALCULATION OF REGISTRATION FEE

     TITLE OF SECURITIES TO BE         AMOUNT TO BE     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
             REGISTERED                 REGISTERED     OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION FEE
                                                            SHARE(1)              PRICE
-----------------------------------   --------------   ------------------   ------------------   ----------------
Common Stock, $.01 par value          100,000 shares         $13.00           $1,300,000.00          $343.20


         (1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Common Stock reported on The Nasdaq Stock Market on July 20, 2000, which was $13.00 per share.

                           INCORPORATION BY REFERENCE

         There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "SEC"):

         1. The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated June 7, 1996 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         2. The contents of the earlier Registration Statements filed with the SEC on June 10, 1996 (File No. 333-05651), December 28, 1998 (File No. 333-69755) and October 1, 1999 (File No.
                  333-88301), including the exhibits thereto, registering shares under the 1996 Employee Stock Purchase Plan.

ITEM 8.           EXHIBITS

                  Exhibit No.              Description of Exhibit
                  -----------              ----------------------

                       5                   Opinion of Sirote & Permutt, P.C.

                      23                   Consent of Sirote & Permutt, P.C.
                                           (contained in opinion of counsel filed in Exhibit 5 hereto)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Alabama, on this 25th day of July, 2000.

                                    VERILINK CORPORATION


                                    By:   /s/ Graham G. Pattison
                                       -----------------------------------------
                                              Graham G. Pattison
                                              President, Chief Executive Officer
                                              and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                TITLE                                  DATE


/s/ Graham G. Pattison
---------------------------------        President, Chief Executive Officer     July 25, 2000
Graham G. Pattison                       and Director (Principal Executive
                                         Officer)

/s/ Ronald Sibold
---------------------------------        Vice President and Chief Financial     July 25, 2000
Ronald Sibold                            Officer (Principal Financial and
                                         Accounting Officer)

/s/ C. W. Smith
---------------------------------        Vice President and Corporate           July 25, 2000
C. W. Smith                              Controller

/s/ Howard Oringer
---------------------------------        Director                               July 25, 2000
Howard Oringer

/s/ Steven C. Taylor
---------------------------------        Director                               July 25, 2000
Steven C. Taylor

/s/ Leigh S. Belden
---------------------------------        Director                               July 25, 2000
Leigh S. Belden

/s/ John Major
---------------------------------        Director                               July 25, 2000
John Major

/s/ John A. McGuire
---------------------------------        Director                               July 25, 2000
John A. McGuire

                                  EXHIBIT INDEX

Exhibit No.                Description of Exhibit

     5                     Opinion of Sirote & Permutt, P.C.

    23                     Consent of Sirote & Permutt, P.C.
                           (contained in opinion of counsel filed in Exhibit 5 hereto)